UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 7, 2012

ARAMARK CORPORATION
(Exact name of registrant as specified in charter)

Delaware	001-04762	95-2051630
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Market Street Philadelphia, Pennsylvania		19107
(Address of Principal Executive Offices)		Zip Code

Registrant's telephone, including area code: 215-238-3000
N/A
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.    Regulation FD Disclosure.

ARAMARK Corporation (the “Company”) is seeking to refinance approximately $650 million in the aggregate of term loans having a current maturity date of January 26, 2014 under its amended and restated senior secured credit agreement dated as of March 26, 2010 (as amended, the “Credit Agreement”) with the proceeds of new term loans borrowed under the Credit Agreement having a later maturity. The Company will determine in its sole discretion the total amount of new term loans that it borrows but does not expect the amount to be greater than the current amount of the term loans being refinanced plus certain costs incurred in connection with the refinancing. In addition, the Company is seeking to amend the Credit Agreement to permit the refinancing of senior notes issued by the Company’s ultimate parent company, ARAMARK Holdings Corporation, with the proceeds of new indebtedness that the Company may borrow at some time in the future.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K shall not be considered “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such future filings that such information is to be considered “filed” or incorporated by reference therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARAMARK CORPORATION

Date: December 7, 2012	By: /s/ Joseph Munnelly

Name:	Joseph Munnelly

Title:	Senior Vice President, Controller and Chief Accounting Officer